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                                                                    Exhibit 10.4
                                    EXHIBIT O

                                 KAV Term Sheet
                                 --------------

                              Consignment Agreement
                              ---------------------

Consignor:     KAV Inventory, LLC, a Delaware limited liability company ("KAV")

Consignee:     KIAC, Inc., or such other party that is the successful bidder for the assets of Kellstrom Industries, Inc., as debtor-in-possession
               (such party, "Consignee")

Lender:        Bank of America, N.A. ("BofA")

Parties to
Agreement:     Consignee
               KAV
               BofA

Terms of New
Consignment
Agreement:     Collection/Disbursement of Proceeds:

               Year 1: First $15 million of sales from KAV's inventory (net of
               -------
               Reimbursable Expenses) (the "Net Proceeds") shall be distributed 75% to KAV (for the benefit of BofA) and 25% to Consignee.

                       Next $15 million of sales from KAV's inventory (net of
               Reimbursable Expenses) (the "Net Proceeds") shall be distributed 70% to KAV (for the benefit of BofA) and 30% to Consignee.

                       Next $15 million of sales from KAV's inventory (net of
               Reimbursable Expenses) (the "Net Proceeds") shall be distributed 60% to KAV (for the benefit of BofA) and 40% to Consignee).

               Year 2: First $10 million of sales from KAV's inventory (net of
               -------
               Reimbursable Expenses) (the "Net Proceeds") shall be
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               distributed 75% to KAV (for the benefit of BofA) and 25% to
               Consignee).

                       Next $10 million of sales from KAV's inventory (net of
               Reimbursable Expenses) (the "Net Proceeds") shall be distributed 70% to KAV (for the benefit of BofA) and 30% to Consignee).

                       Next $10 million of sales from KAV's inventory (net of
               Reimbursable Expenses) (the "Net Proceeds") shall be distributed 60% to KAV (for the benefit of BofA) and 40% to Consignee).

               Year 3: First $6 million of sales from KAV's inventory (net of
               -------
               Reimbursable Expenses) (the "Net Proceeds") shall be distributed 75% to KAV (for the benefit of BofA) and 25% Consignee).

                       Next $6 million of sales from KAV's inventory (net of
               Reimbursable Expenses) (the "Net Proceeds") shall be distributed 70% to KAV (for the benefit of BofA) and 30% Consignee).

                       Next $6 million of sales from KAV's inventory (net of
               Reimbursable Expenses) (the "Net Proceeds") shall be distributed 60% to KAV (for the benefit of BofA) and 40% Consignee).

               Other Terms:
               ------------

               1. Gross selling price should be equal to or greater than 90% of mutually pre-agreed market values.

               2. No minimum required yearly sales levels apply other than the levels as described above to effect the consignment fee structure. Any party is allowed to terminate the agreement only in case of breach of a material term of the agreement.

               3. At the closing of the transaction pursuant to which Consignee has acquired the assets of Kellstrom, Consignee will pay to KAV (for the benefit of BofA) any balance owing to KAV from sales of KAV inventory made by Kellstrom between the date of execution of the related asset purchase agreement and the closing of such transaction.
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               4.   Payment terms to KAV will be sixty (60) days from month-end for sales occurring during the month.

               5. The agreement will provide a mechanism for prioritizing sales of KAV inventory and overlapping inventory either owned by, or consigned with, Consignee.